UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 28, 2019, the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) adopted and approved, effective immediately, the Amended and Restated Bylaws (the “Amended and Restated Bylaws”) of the Company to, among other things:

●

Provide proxy access rights, which include the right of any stockholder who has owned at least 5% of the common stock of the Company continuously for the preceding three years to nominate up to a maximum of two, or 20% of the board, by submitting notice to the Company within a proscribed timeline.

●	Change the vote standard for the election of directors from plurality voting to majority voting in uncontested elections.

●

Provide that the positions of chairperson of the Board of Directors (the “Chairperson of the Board”) and Chief Executive Officer of the Company are to be filled by separate individuals, unless otherwise determined by the Board.

●	Clarify the powers of the Chairperson of the Board and the Lead Independent Director of the Board.

●	Update the advance notice provisions to require director nominees to submit to the Company a completed director questionnaire.

●	Designate the Court of Chancery of the State of Delaware as the exclusive forum for certain actions and proceedings involving the Company (such provision, the “Exclusive Forum Provision”).

The Board determined that the adoption of the Exclusive Forum Provision is in the best interests of the Company and its stockholders because, among other reasons, it will limit the ability of plaintiffs in certain cases to forum shop, which can result in a court located outside of Delaware interpreting Delaware law, and to litigate in multiple jurisdictions, which can result in conflicting decisions by different courts and significant expense to the Company. While the Exclusive Forum Provision is effective immediately, the Board intends to seek stockholder ratification of the Exclusive Forum Provision at the Company’s 2019 annual meeting of stockholders; if the stockholders do not ratify it at the Company’s 2019 annual meeting of stockholders, the Exclusive Forum Provision will be thereafter of no force or effect.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1, and incorporated by reference herein.

Item 8.01 Other Events

On January 28, 2019, the independent directors unanimously elected Mr. Joseph Bronson to the role of Lead Independent Director, effective immediately. Mr. Bronson has been a director of the Company since May, 2014. He currently is Chair of both the Audit and Corporate Governance and Nominating Committees of the Board.

The Lead Independent Director’s primary responsibilities will include presiding at executive sessions of the independent directors; calling meetings of the independent directors, as appropriate; serving as liaison between the independent directors and the Chairperson of the Board and/or Chief Executive Officer and between the independent directors and senior management; and approving meeting agendas for the Board together with the Chairperson of the Board. The establishment of a Lead Independent Director with robust function, authority and responsibilities reflects the Board’s commitment to strong corporate governance. The responsibilities of the Lead Independent Director are specified in the Lead Independent Director Charter, which is available on the Investors portion of the Company’s website.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of PDF Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Christine Russell
VP, Finance, and Chief Financial Officer (principal financial and accounting officer)

 Dated: January 28, 2019